Exhibit 10.21
SECOND AMENDMENT
TO THE SECURITIES PURCHASE AGREEMENT
This amendment (“Amendment”) is made and entered into as of the 30th day of September, 2005 (“Effective Date”) by and between Specialty Risk Solutions, LLC (“SRS”) and Specialty Underwriters’ Alliance, Inc., and amends the SECURITIES PURCHASE AGREEMENT (“Agreement”) entered into by the parties on May 11, 2005 as amended. Any terms defined in the Agreement and used herein shall have the same meaning in this Amendment as in the Agreement. In the event that any provision of this Amendment and any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement.
NOW, THEREFORE, and in consideration of the mutual agreements and covenants set forth, the parties wish to amend the Agreement as follows:
Subsection (ii) of (c) of Section 1: Sale and Purchase of Securities; Closing, shall be deleted in its entirety and replaced with the following:
(ii) thereafter, on a quarterly basis beginning October 1, 2005, 3% of the Commissions owed to Purchaser by the Company on the last day of each quarter, as defined in the Partner Agent Agreement dated May 11, 2005.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day, month and year above written.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:	/s/ Courtney C. Smith
Name:	Courtney C. Smith
Title:	President and CEO

SPECIALTY RISK SOLUTIONS, LLC

By:	/s/ Scott H. Keller
Name:	Scott H. Keller
Title:	Managing Director